Exhibit 10.1

CONSENT AND WAIVER

THIS CONSENT AND WAIVER, dated effective as of March 28, 2018 (this “Consent”), is among STELLUS CAPITAL INVESTMENT CORPORATION, a Maryland corporation (the “Borrower”), ZB, N.A. dba Amegy Bank, as Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders party hereto. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Article I.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders party thereto, and the Administrative Agent are parties to the Senior Secured Revolving Credit Agreement dated as of October 10, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time through the date hereof, the “Credit Agreement”);

WHEREAS, Borrower has requested that Administrative Agent and Lenders consent to the Proposed Over-advance (defined in Section 2.1 of this Consent), and Administrative Agent and Lenders have agreed to provide such consent, subject to the terms and conditions of this Consent;

WHEREAS, Borrower anticipates that an Event of Default may occur if the (a) the Proposed Over-advance occurs prior to March 31, 2018, and (b) as a result thereof, Borrower fails to comply with Section 6.07(c) (Liquidity Test) of the Credit Agreement for the fiscal quarter ending March 31, 2018 (the “Anticipated Event of Default”);

WHEREAS, Borrower has requested that Administrative Agent and Lenders waive the Anticipated Event of Default, and Administrative Agent and Lenders have agreed to provide such waiver, subject to the terms and conditions of this Consent.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. The following terms when used in this Consent shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Consent” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Consent Effective Date” is defined in Article III.

SECTION 1.2 Other Definitions. Capitalized terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Consent with such meanings.

ARTICLE II

CONSENT AND WAIVER

SECTION 2.1 Proposed Over-advance. The following transactions shall collectively be referred to as the “Proposed Over-advance”:

(a)       Borrower has requested that Administrative Agent and Lenders advance up to $25,000,000 (the “Over-advance Amount”) in Dollar Loans under the Credit Agreement, the principal amount of which exceeds the Borrowing Base in effect as of the Consent Effective Date.

(b)       Borrower has proposed that the Over-advance Amount be advanced by Lenders in two tranches, with (a) $10,000,000 (the “Initial Over-advance”) of the Over-advance Amount to be advanced simultaneously upon the closing of this Consent, and (b) $15,000,000 (the “Second Over-advance”) of the Over-advance Amount to be advanced upon final approval of the SBA Debentures (as defined in clause (c) below) by the U.S. Small Business Administration (the “SBA”), which shall in no event be later than April 30, 2018.

(c)       Borrower will contribute (i) some or all of the proceeds of the Over-Advance Amount to its wholly-owned subsidiary, Stellus Capital SBIC LP, a Delaware limited partnership (“Stellus Capital SBIC”), to temporarily fund new loans for Stellus Capital SBIC until such date that certain debentures in the amount of $60,000,000 (the “SBA Debentures”) are issued and funded to Stellus Capital SBIC by the SBA and (ii) use any remaining proceeds of the Over-advance Amount to fund new loans made by the Borrower.

SECTION 2.2 Consent and Waiver – Proposed Over-advance. Subject to the conditions set out in this Consent, as of the Consent Effective Date, each of the Administrative Agent and the Lenders hereby (a) consents to the Proposed Over-advance for the period beginning on the Consent Effective Date and ending May 14, 2018 (the “Consent Period”), (b) during such Consent Period, and subject to clause (ii) below, waives any requirement for mandatory prepayment of the Over-Advance Amount pursuant to Section 2.10(c) (Mandatory Prepayments due to Borrowing Base Deficiency) of the Credit Agreement, (c) waives any Events of Default that may arise under the Agreement and the other Loan Documents solely as a result of the Proposed Over-advance, and (d) agrees not to exercise any of the rights or remedies available to Administrative Agent or Lenders under the Loan Documents solely as a result of the Proposed Over-advance; provided that,

(i)       with respect to the Second Over-advance, prior to making such advance, Administrative Agent has received evidence in writing of final approval by the SBA with respect to the SBA Debentures; and

(ii)       Borrower repays to Lenders in full all outstanding principal with respect to the Over-advance Amount, together with all accrued and unpaid interest thereon, upon the earlier to occur of (A) the second Business Day after the date that Stellus Capital SBIC receives the proceeds of the SBA Debentures, and (B) the last day of the Consent Period.

Borrower, Administrative Agent and Lender hereby agree that the outstanding principal amount of the Over-advance Amount shall accrue interest at a rate per annum equal to the Adjusted LIBO Rate for an Interest Period of one month plus 3.50%.

SECTION 2.3 Consent and Waiver – Anticipated Event of Default. Subject to the conditions set out in this Consent, as of the Consent Effective Date, each of the Administrative Agent and the Lenders hereby (a) waives the Anticipated Event of Default, and (b) agrees not to exercise any of the rights or remedies available to Administrative Agent or Lenders under the Loan Documents solely as a result the Anticipated Event of Default.

SECTION 2.4 Limited Consent and Waiver. The Borrower acknowledges and agrees that (a) the consents and waivers set forth in this Article II shall be strictly limited to its terms with respect to the express provisions temporarily waived hereunder and (b) no waiver or approval by the Administrative Agent or Lenders shall (i) be applicable to subsequent transactions or (ii) require any other waiver (whether similar or dissimilar to the waiver granted under this Article II).

ARTICLE III

CONDITIONS TO EFFECTIVENESS; FEES.

SECTION 3.1 Effective Date. This Consent shall become effective on the date (the “Consent Effective Date”) when the Administrative Agent shall have received counterparts of this Consent duly executed and delivered on behalf of the Borrower.

SECTION 3.2 Fees.

(a)       On the Consent Effective Date, Borrower shall pay to Administrative Agent, for the account of each of the Lenders, in each case payable to such Lenders based on their ratable share of the Initial Over-Advance, an over-advance fee equal to $40,000.

(b)       On the date that the Second Over-advance is made, Borrower shall pay to Administrative Agent, for the account of each of the Lenders, in each case payable to such Lenders based on their ratable share of the Second Over-Advance, an over-advance fee equal to $60,000.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Representations. The Borrower hereby represents and warrants that (i) this Consent constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (ii) upon the effectiveness of this Consent, no Event of Default shall exist, and (iii) its representations and warranties as set forth in the Loan Documents, as applicable, are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof (unless such representations and warranties specifically refer to a previous day, in which case, they shall be complete and correct in all material respects (or, with respect to such representations or warranties qualified by materiality or by reference to a material adverse effect, complete and correct in all respects) on and as of such previous day).

SECTION 4.2 Cross-References. References in this Consent to any Article or Section are, unless otherwise specified, to such Article or Section of this Consent.

SECTION 4.3 Loan Document Pursuant to Credit Agreement. This Consent is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article IX thereof.

SECTION 4.4 Successors and Assigns. The provisions of this Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.5 Counterparts. This Consent may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Consent.

SECTION 4.6 Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.7 Full Force and Effect; Limited Consent. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The consent, waiver, and release set forth herein shall be limited precisely as provided for herein to the provisions expressly amended and shall not be deemed to be an amendment to, consent to or modification of any other terms or provisions of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents. Upon and after the execution of this Consent by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as may be modified hereby.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consent as of the date first above written.

BORROWER:

STELLUS CAPITAL INVESTMENT CORPORATION

By:	/s/ W. Todd Huskinson
W. Todd Huskinson
Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary

Signature Page to Consent and Waiver

ADMINISTRATIVE AGENT:

ZB, N.A. dba Amegy Bank,
as Administrative Agent

By:	/s/ Natalie Garza
Natalie Garza
Senior Vice President

Signature Page to Consent and Waiver

LENDERS:

ZB, N.A. dba Amegy Bank,
as a Lender

By:	/s/ Natalie Garza
Natalie Garza
Senior Vice President

Signature Page to Consent and Waiver

CADENCE BANK, N.A.,
as a Lender

By:	/s/ Andrew Arizpe
Andrew Arizpe
Vice President

Signature Page to Consent and Waiver

FROST BANK,
as a Lender

By:	/s/ Jake Fitzpatrick
Jake Fitzpatrick
Assistant Vice President

Signature Page to Consent and Waiver

STIFEL BANK AND TRUST,
as a Lender

By:	/s/ Joseph L. Sooter, Jr.
Joseph L. Sooter, Jr.
Senior Vice President

Signature Page to Consent and Waiver

TEXAS CAPITAL BANK,
as a Lender

By:	/s/ Eva Pawelek
Eva Pawelek
Senior Vice President

Signature Page to Consent and Waiver

COMMUNITYBANK OF TEXAS, N.A.,
as a Lender

By:	/s/ Stephen L. Jukes
Stephen L. Jukes
Executive Vice President

Signature Page to Consent and Waiver

WOODFOREST NATIONAL BANK,
as a Lender

By:	/s/ Sushim R. Shah
Sushim R. Shah
Senior Vice President

Signature Page to Consent and Waiver

WHITNEY BANK,
as a Lender

By:	/s/ D. Scott Wiginton
D. Scott Wiginton
Senior Vice President

Signature Page to Consent and Waiver